SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by § 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

VERISITY LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

The following is the text of a notice to Verisity’s creditors as it appeared in the January 21, 2005 national print edition of the Wall Street Journal:

Verisity Ltd.

(“the Company”)

In accordance with Section 318(b) of Israel’s Companies Law, 5759-1999, and Section 3 of Israel’s Companies Regulations (Merger), 5760-2000, notice is hereby given to the creditors of the Company, to the extent such may exist, that on January 18, 2005, a Merger Proposal was filed with the Israeli Registrar of Companies with respect to the merger of the Company with Scioto River Ltd.

The Company’s creditors may review the Merger Proposal at the offices of the Registrar of Companies and at the offices of the Company in 8 Ha`Melacha St., Rosh Ha`Ayin Israel, Sunday through Thursday between 9:00 a.m. and 3:00 p.m. (Israel time).

Sincerely,

Verisity Ltd.

Additional Information and Where to Find It

Verisity intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed acquisition. Shareholders of Verisity are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about Verisity, Cadence and the proposed transaction. Shareholders of Verisity may obtain free copies of the proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC’s website at www.sec.gov and at Verisity’s website at www.verisity.com. In addition, shareholders of Verisity may obtain free copies of the proxy statement (when it becomes available) by writing to 331 East Evelyn Avenue, Mountain View, CA 94041, Attention: Investor Relations, or by emailing to bonnie@verisity.com.

Verisity and its directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. A description of the interests in Verisity of its directors and executive officers is set forth in Verisity’s annual report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on March 12, 2004 and in Verisity’s proxy statement for its 2004 annual meeting of shareholders filed with the SEC on April 29, 2004. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, will be set forth in the proxy statement when it is filed with the SEC.

####

Verisity and the Verisity logo are either registered trademarks or trademarks of Verisity Design, Inc., in the United States and/or other jurisdictions. All other trademarks are the property of their respective holders.